            Exhibit 99.1

February 25, 2021	Analyst Contact:	Brandon Lohse 918-947-7472
	Media Contact:	Leah Harper 918-947-7123
ONE Gas Announces 2020 Financial Results; Addresses February Winter Weather Event; and Affirms 2021 Financial Guidance

Analysts’ call and webcast scheduled tomorrow, Feb. 26, at 11 a.m. EST

TULSA, Okla. - Feb. 25, 2021 - ONE Gas, Inc. (NYSE: OGS) today announced its fourth quarter and full year 2020 financial results, which included diluted earnings per share of $1.09 and $3.68, respectively.

"While we are pleased to close out 2020 on a positive note, we are mindful of the far-reaching impact of the recent winter storm," said Pierce H. Norton II, president and chief executive officer. "Our employees showed unwavering resilience in responding to the challenges presented by the intensity and duration of the winter storm. Thanks to their efforts, we had very few outages across our system and were able to continue our focus on delivering natural gas service safely and reliably to our 2.2 million customers."

FEBRUARY 2021 WINTER WEATHER EVENT

Earlier this month, a historic winter storm impacted supply, demand and market pricing for natural gas in ONE Gas service territories, which includes areas of Kansas, Oklahoma and Texas. Impacts include:

•The governors of a number of states, including Kansas, Oklahoma, and Texas, declared a state of emergency, and certain regulatory agencies issued emergency orders that impacted the utility and natural gas industries, including statewide utilities curtailment programs and orders requiring jurisdictional natural gas and electric utilities to do all things possible and necessary to ensure that natural gas and electricity utility services continue to be provided to their customers;
•Due to the historic nature of this unprecedented weather event, ONE Gas experienced unforeseeable and unprecedented market pricing for natural gas costs in its Kansas, Oklahoma, and Texas jurisdictions, which resulted in aggregated natural gas purchases for the month of February of approximately $2.2 billion. These purchases are generally payable at the end of March 2021;
•As noted in the company's 8-K filing on Feb. 22, 2021, ONE Gas entered into a two-year term loan facility, which provides for a $2.5 billion unsecured term loan. Proceeds of the
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ONE Gas Announces 2020 Financial Results; Addresses February Winter Weather Event; and
Affirms 2021 Financial Guidance
February 25, 2021

loan will be available for natural gas purchases resulting from the weather event and the repayment of indebtedness;
•As of Feb. 24, 2021, ONE Gas had access to approximately $3.1 billion in total liquidity, including approximately $262 million in total cash and cash equivalent assets, $333 million available under its existing revolving credit facilities and $2.5 billion in commitments under the term loan facility that are scheduled to be drawn during the week of March 22, 2021;
•Purchased gas costs are recoverable through the company's tariffs in each jurisdiction where it operates. Due to the higher level of gas purchase costs during the 2021 winter weather event, ONE Gas is working with the regulators in each state to extend the recovery periods of such costs in order to reduce the immediate impact to customers;
•The Kansas Corporation Commission and the Railroad Commission of Texas each authorized certain utilities, including local natural gas distribution companies, to record a regulatory asset to account for the extraordinary costs associated with this winter weather event, including but not limited to gas cost and other costs related to the procurement and transportation of gas supply; and
•Oklahoma Natural Gas filed a motion with the Oklahoma Corporation Commission (OCC) to seek the authority to record a regulatory asset to account for the extraordinary costs associated with this winter weather event. On February 25, 2021, an administrative law judge (ALJ) recommended approval of the motion by the OCC. The recommendation from the ALJ will next be considered by the OCC.

2020 FINANCIAL RESULTS & HIGHLIGHTS

•Fourth quarter 2020 net income was $58.3 million, or $1.09 per diluted share, compared with $51.2 million, or $0.96 per diluted share, in the fourth quarter 2019;
•Full year 2020 net income increased to $196.4 million, or $3.68 per diluted share, compared with $186.7 million, or $3.51 per diluted share, in 2019;
•Full year 2020 capital expenditures and asset removal costs were $512.2 million, compared with $465.1 million in 2019; and
•On Jan. 19, 2021, the company increased the dividend for the first quarter 2021 by 4 cents to 58 cents per share, or $2.32 per share on an annualized basis, payable on March 5, 2021, to shareholders of record at the close of business Feb. 19, 2021.

FOURTH QUARTER 2020 FINANCIAL PERFORMANCE

ONE Gas reported operating income of $85.0 million in the fourth quarter 2020, compared with $82.0 million in the fourth quarter 2019.

Net margin, a non-GAAP financial measure, which is comprised of total revenues less cost of natural gas, increased by $13.9 million compared with fourth quarter 2019, which primarily reflects:

•An $8.1 million increase from new rates;
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ONE Gas Announces 2020 Financial Results; Addresses February Winter Weather Event; and
Affirms 2021 Financial Guidance
February 25, 2021

•A $3.7 million increase due to higher sales volumes, net of weather normalization, primarily in Kansas and Texas; and
•A $2.9 million increase attributed primarily to net residential customer growth.

Fourth quarter 2020 operating costs were $138.9 million, compared with $133.9 million in the fourth quarter 2019, which primarily reflects:

•A $2.4 million increase in expenses related to the company's response to the COVID-19 pandemic;
•A $1.3 million increase in employee-related expenses;
•A $1.2 million increase in bad debt expense;
•A $1.0 million increase in ad-valorem taxes; and
•A $0.8 million increase in insurance expense; offset by
•A $1.2 million decrease in expenses for travel and employee training that have been impacted by the COVID-19 pandemic; and
•A $1.0 million decrease in legal-related expenses.

Fourth quarter 2020 depreciation and amortization expense was $52.0 million, compared with $46.1 million in the fourth quarter 2019, due primarily to an increase in depreciation expense from capital investments placed in service and an increase in the amortization of the ad-valorem surcharge rider in Kansas.

Income tax expense includes a credit for amortization of the regulatory liability related to excess accumulated deferred income taxes (EDIT) of $5.8 million and $2.5 million for the three-month periods ended Dec. 31, 2020, and 2019, respectively.

Capital expenditures and asset removal costs were $134.3 million for the fourth quarter 2020, compared with $121.2 million in the fourth quarter 2019, due primarily to increased system integrity activities and extension of service to new areas.

FULL YEAR 2020 FINANCIAL PERFORMANCE

Full year 2020 operating income was $303.5 million, compared with $295.3 million in 2019.

Net margin increased $28.1 million compared with last year, which primarily reflects:

•A $23.1 million increase from new rates;
•A $10.1 million increase attributed primarily to net residential customer growth;
•A $2.1 million increase in rider and surcharge recoveries due to a higher ad-valorem surcharge in Kansas, which was offset by higher regulatory amortization expense; and
•A $1.3 million increase due to the beneficial impact of a retroactive compressed natural gas federal excise tax credit; offset partially by
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ONE Gas Announces 2020 Financial Results; Addresses February Winter Weather Event; and
Affirms 2021 Financial Guidance
February 25, 2021

•A $4.3 million decrease due to lower fees associated with collection activities and late payments primarily related to the suspensions of disconnects for nonpayment in response to the COVID-19 pandemic;
•A $2.8 million decrease due to lower transportation volumes primarily in Kansas; and
•A $0.9 million decrease due to lower sales volumes, net of weather normalization, primarily in Kansas and Oklahoma from warmer weather in 2020 compared with the same period in 2019. For 2020, heating degree days in Oklahoma and Kansas were 12% and 11% lower, respectively, compared with 2019.

Full year 2020 operating costs were $494.5 million, compared with $489.1 million in 2019, which primarily reflects:

•A $6.4 million increase in expenses related to the company's response to the COVID-19 pandemic;
•A $5.4 million increase in bad debt expense;
•A $2.6 million increase in ad-valorem taxes; and
•A $2.1 million increase in insurance expense; offset partially by
•A $4.8 million decrease in expenses for travel and employee training that have been impacted by the COVID-19 pandemic;
•A $3.3 million decrease in legal-related expenses;
•A $1.4 million decrease in materials for pipeline repair and maintenance activities; and
•A $1.0 million decrease in outside service costs.

Full year 2020 depreciation and amortization expense was $194.9 million, compared with $180.4 million in 2019, due primarily to an increase in depreciation expense from capital investments placed in service and an increase in the amortization of the ad-valorem surcharge rider in Kansas.

Income tax expense includes a credit for amortization of EDIT of $17.4 million and $12.8 million for the years ended Dec. 31, 2020, and 2019, respectively.

Full year 2020 capital expenditures and asset removal costs were $512.2 million, compared with $465.1 million in 2019. The $47.1 million increase was due primarily to system integrity activities, extension of service to new areas and government relocation projects.

The company ended the fourth quarter 2020 with $8.0 million of cash and cash equivalents, $418.2 million of commercial paper outstanding and $948.8 million of combined remaining credit available under its $700 million credit facility and $250 million 364-day credit agreement. The total debt-to-capitalization ratio at Dec. 31, 2020 was 47%, and the ratio of long-term debt-to-capitalization was 41%.

REGULATORY ACTIVITIES UPDATE

Accounting orders have been received in each of the company's jurisdictions authorizing the company to accumulate and defer for regulatory purposes certain incremental costs incurred,
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ONE Gas Announces 2020 Financial Results; Addresses February Winter Weather Event; and
Affirms 2021 Financial Guidance
February 25, 2021

including bad debt expenses, and certain lost revenues, net of offsetting expense reductions associated with COVID-19. Pursuant to these orders, the recovery of any net incremental costs and lost revenue will be determined in future rate cases or alternative rate recovery filings in each jurisdiction. For financial reporting purposes, any amounts deferred as a regulatory asset for future recovery under these accounting orders must be probable of recovery. At Dec. 31, 2020, no regulatory assets have been recorded.

Kansas

In August 2020, Kansas Gas Service submitted an application to the Kansas Corporation Commission (KCC) requesting an increase related to its Gas System Reliability Surcharge (GSRS). In November 2020, the KCC approved a $7.5 million increase effective December 2020.

In May 2020, a bill amending the Kansas state income tax code was signed into law that exempts public utilities regulated by the KCC from paying Kansas state income taxes beginning Jan. 1, 2021, and authorizes the KCC to adjust utility rates for the elimination of Kansas state income tax beginning Jan. 1, 2021. In August 2020, Kansas Gas Service submitted an application to the KCC to reduce its base rates to reflect the elimination of Kansas state income taxes by approximately $4.9 million. In December 2020, the KCC approved the reduction, effective Jan. 1, 2021.

Texas

Central-Gulf Service Area

In February 2021, Texas Gas Service made Gas Reliability Infrastructure Program (GRIP) filings for all customers in the Central-Gulf service area, requesting a $10.7 million increase to be effective in the third quarter 2021.

2021 FINANCIAL GUIDANCE

The company affirms its initial guidance issued on Jan. 19, 2021, when it announced that 2021 net income is expected to be in the range of $198 million to $210 million, or $3.68 to $3.92 per diluted share.

Capital expenditures, including asset removal costs, are expected to be approximately $540 million in 2021, with nearly 70% of these expenditures targeted for system integrity and the balance primarily for customer growth.

The company's guidance assumes, among other things, the deferral of extraordinary costs associated with the February 2021 winter weather event, including natural gas purchases and other costs related to the procurement and transportation of gas supply including the associated financing costs.

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ONE Gas Announces 2020 Financial Results; Addresses February Winter Weather Event; and
Affirms 2021 Financial Guidance
February 25, 2021

EARNINGS CONFERENCE CALL AND WEBCAST

The ONE Gas executive management team will conduct a conference call on Friday, Feb. 26, 2021, at 11 a.m. Eastern Standard Time (10 a.m. Central Standard Time). The call also will be carried live on the ONE Gas website.

To participate in the telephone conference call, dial 800-377-9510, pass code 6389251, or log on to www.onegas.com/investors and select Events and Presentations.

If you are unable to participate in the conference call or the webcast, a replay will be available on the ONE Gas website, www.onegas.com, for 30 days. A recording will be available by phone for seven days. The playback call may be accessed at 888-203-1112, pass code 6389251.

NON-GAAP INFORMATION

ONE Gas has disclosed net margin in this news release, which is considered a non-GAAP financial metric used to measure the company's financial performance. Net margin is comprised of total revenues less cost of natural gas. Cost of natural gas includes commodity purchases, fuel, storage, transportation and other gas purchase costs recovered through the cost of natural gas regulatory mechanisms and does not include an allocation of general operating costs or depreciation and amortization. In addition, these regulatory mechanisms provide a method of recovering natural gas costs on an ongoing basis without a profit. Therefore, although the company's revenues will fluctuate with the cost of natural gas that is passed through to the customers, net margin is not affected by fluctuations in the cost of natural gas. Accordingly, the company routinely uses net margin in the analysis of its financial performance. ONE Gas believes that net margin provides investors a more relevant and useful measure to analyze its financial performance as a 100% regulated natural gas utility than total revenues because the change in the cost of natural gas from period to period does not impact operating income. A reconciliation of net margin to the most directly comparable GAAP measure is included as a table at the end of the earnings tables accompanying this release.

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ONE Gas, Inc. (NYSE: OGS) is a 100% regulated natural gas utility, and trades on the New York Stock Exchange under the symbol “OGS.” ONE Gas is included in the S&P MidCap 400 Index and is one of the largest natural gas utilities in the United States.

ONE Gas, headquartered in Tulsa, Oklahoma, provides natural gas distribution services to more than 2 million customers in Kansas, Oklahoma and Texas. Its divisions include Kansas Gas Service, the largest natural gas distributor in Kansas; Oklahoma Natural Gas, the largest in Oklahoma; and Texas Gas Service, the third largest in Texas, in terms of customers.

For more information, visit the website at www.onegas.com.

Some of the statements contained and incorporated in this news release are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. The forward-looking statements relate to our anticipated financial performance, liquidity, management’s plans and objectives for our future operations, our business prospects, the outcome of regulatory and legal proceedings, market conditions and other matters. We make these forward-looking statements in reliance on the safe harbor protections provided under the Private
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ONE Gas Announces 2020 Financial Results; Addresses February Winter Weather Event; and
Affirms 2021 Financial Guidance
February 25, 2021

Securities Litigation Reform Act of 1995. The following discussion is intended to identify important factors that could cause future outcomes to differ materially from those set forth in the forward-looking statements.

Forward-looking statements include the items identified in the preceding paragraph, the information concerning possible or assumed future results of our operations and other statements contained or incorporated in this news release identified by words such as "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," "should," "goal," "forecast," "guidance," "could," "may," "continue," "might," "potential," "scheduled," "likely," and other words and terms of similar meaning.

One should not place undue reliance on forward-looking statements, which are applicable only as of the date of this news release. Known and unknown risks, uncertainties and other factors may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by forward-looking statements. Those factors may affect our operations, costs, liquidity, markets, products, services and prices. In addition to any assumptions and other factors referred to specifically in connection with the forward-looking statements, factors that could cause our actual results to differ materially from those contemplated in any forward-looking statement include, among others, the following:

•our ability to recover costs (including operating costs and increased commodity costs related to the recent winter weather storm), income taxes and amounts equivalent to the cost of property, plant and equipment, regulatory assets and our allowed rate of return in our regulated rates;
•our ability to manage our operations and maintenance costs;
•the concentration of our operations in Kansas, Oklahoma and Texas;
•changes in regulation of natural gas distribution services, particularly those in Oklahoma, Kansas and Texas;
•regulations in local jurisdictions in which we operate authorizing utilities to record in a regulatory asset account or comparable account the expenses associated with the recent winter weather event, including but not limited to gas costs, other costs related to the procurement and transportation of gas supply and the associated financing costs;
•the economic climate and, particularly, its effect on the natural gas requirements of our residential and commercial customers;
•the length and severity of a pandemic or other health crisis, such as the outbreak of COVID-19, including the impact to our operations, customers, contractors, vendors and employees, and the measures that international, federal, state and local governments, agencies, law enforcement and/or health authorities implement to address it, which may (as with COVID-19) precipitate or exacerbate one or more of the above-mentioned and/or other risks, and significantly disrupt or prevent us from operating our business in the ordinary course for an extended period;
•competition from alternative forms of energy, including, but not limited to, electricity, solar power, wind power, geothermal energy and biofuels;
•conservation and energy efficiency efforts of our customers;
•adverse weather conditions and variations in weather, including seasonal effects on demand and/or supply, the occurrence of storms, including the most recent unprecedented winter weather storm in the territories in which we operate and the related effects on supply, demand and costs, and disasters, and climate change;
•indebtedness could make us more vulnerable to general adverse economic and industry conditions, limit our ability to borrow additional funds and/or place us at competitive disadvantage compared with competitors;
•our ability to secure reliable, competitively priced and flexible natural gas transportation and supply, including decisions by natural gas producers to reduce production or shut-in producing natural gas wells and expiration of existing supply and transportation and storage arrangements that are not replaced with contracts with similar terms and pricing;
•our ability to complete necessary or desirable expansion or infrastructure development projects, which may delay or prevent us from serving our customers or expanding our business;
•operation and mechanical hazards or interruptions;
•adverse labor relations;
•the effectiveness of our strategies to reduce earnings lag, margin protection strategies and risk mitigation strategies, which may be affected by risks beyond our control such as commodity price volatility, counterparty performance or creditworthiness, and interest rate risk;
•the capital-intensive nature of our business, and the availability of and access to, in general, funds to meet our debt obligations prior to or when they become due and to fund our operations and capital expenditures, either through (i) cash on hand, (ii) operating cash flow, or (iii) access to the capital markets and other sources of liquidity;
•our ability to raise capital to reduce the draw under the ONE Gas 2021 Term Loan Facility and/or repay a portion of the proceeds under the ONE Gas 2021 Term Loan Facility to reduce the costs of indebtedness;
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ONE Gas Announces 2020 Financial Results; Addresses February Winter Weather Event; and
Affirms 2021 Financial Guidance
February 25, 2021

•in light of ONE Gas recently entering into the ONE Gas 2021 Term Loan Facility, our ability to borrow additional funds, if needed, including raising the funds on commercially reasonable terms, or on terms acceptable to us, or at all;
•limitations on our operating flexibility, earnings and cash flows due to restrictions in our financing arrangements;
•cross-default provisions in our borrowing arrangements, which may lead to our inability to satisfy all of our outstanding obligations in the event of a default on our part;
•changes in the financial markets during the periods covered by the forward-looking statements, particularly those affecting the availability of capital and our ability to refinance existing debt and fund investments and acquisitions to execute our business strategy;
•actions of rating agencies, including the ratings of debt, general corporate ratings and changes in the rating agencies’ ratings criteria;
•changes in inflation and interest rates;
•our ability to recover the costs of natural gas purchased for our customers, including related to the recent winter weather storms and any financings required to support our purchase of natural gas supply;
•impact of potential impairment charges;
•volatility and changes in markets for natural gas and our ability to secure additional and sufficient liquidity on reasonable commercial terms to cover costs associated with such volatility;
•possible loss of local distribution company franchises or other adverse effects caused by the actions of municipalities;
•payment and performance by counterparties and customers as contracted and when due, including our counterparties maintaining ordinary course terms of supply and payments;
•changes in existing or the addition of new environmental, safety, tax and other laws to which we and our subsidiaries are subject, including those that may require significant expenditures, significant increases in operating costs or, in the case of noncompliance, substantial fines or penalties;
•the effectiveness of our risk-management policies and procedures, and employees violating our risk-management policies;
•the uncertainty of estimates, including accruals and costs of environmental remediation;
•advances in technology, including technologies that increase efficiency or that improve electricity’s competitive position relative to natural gas;
•population growth rates and changes in the demographic patterns of the markets we serve, and conditions in these areas’ housing markets;
•acts of nature and the potential effects of threatened or actual terrorism and war;
•cyber-attacks, which, according to experts, have increased in volume and sophistication since the beginning of the COVID-19 pandemic, or breaches of technology systems that could disrupt our operations or result in the loss or exposure of confidential or sensitive customer, employee or Company information; further, increased remote working arrangements as a result of the pandemic have required enhancements and modifications to our IT infrastructure (e.g. Internet, Virtual Private Network, remote collaboration systems, etc.), and any failures of the technologies, including third-party service providers, that facilitate working remotely could limit our ability to conduct ordinary operations or expose us to increased risk or effect of an attack;
•the sufficiency of insurance coverage to cover losses;
•the effects of our strategies to reduce tax payments;
•the effects of litigation and regulatory investigations, proceedings, including our rate cases, or inquiries and the requirements of our regulators as a result of the Tax Cuts and Jobs Act of 2017;
•changes in accounting standards;
•changes in corporate governance standards;
•discovery of material weaknesses in our internal controls;
•our ability to comply with all covenants in our indentures, the ONE Gas Credit Agreement and the ONE Gas 364-day Credit Agreement and the ONE Gas 2021 Term Loan Facility, a violation of which, if not cured in a timely manner, could trigger a default of our obligations;
•our ability to attract and retain talented employees, management and directors, and shortage of skilled labor;
•unexpected increases in the costs of providing health care benefits, along with pension and post-employment health care benefits, as well as declines in the discount rates on, declines in the market value of the debt and equity securities of, and increases in funding requirements for, our defined benefit plans; and
•the ability to successfully complete merger, acquisition or divestiture plans, regulatory or other limitations imposed as a result of a merger, acquisition or divestiture, and the success of the business following a merger, acquisition or divestiture.

These factors are not necessarily all of the important factors that could cause actual results to differ materially from those expressed in any of our forward-looking statements. Other factors could also have material adverse effects on
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ONE Gas Announces 2020 Financial Results; Addresses February Winter Weather Event; and
Affirms 2021 Financial Guidance
February 25, 2021

our future results. These and other risks are described in greater detail in Part 1, Item 1A, Risk Factors, in our Annual Report for the year ended December 31, 2019, and Part II, Item 1A, Risk Factors, in our Quarterly Report for the quarterly period ended March 31, 2020. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these factors. Other than as required under securities laws, we undertake no obligation to update publicly any forward-looking statement whether as a result of new information, subsequent events or change in circumstances, expectations or otherwise.

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ONE Gas Announces 2020 Financial Results; Addresses February Winter Weather Event; and
Affirms 2021 Financial Guidance
February 25, 2021

APPENDIX

ONE Gas, Inc.
CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended		Years Ended
	December 31,		December 31,
(Unaudited)	2020	2019	2020	2019
	(Thousands of dollars, except per share amounts)

Total revenues	$484,173	$452,607	$1,530,268	$1,652,730

Cost of natural gas	208,311	190,703	537,445	687,974

Operating expenses
Operations and maintenance	122,474	118,883	431,115	429,126
Depreciation and amortization	51,983	46,135	194,881	180,395
General taxes	16,380	14,915	63,311	59,977
Total operating expenses	190,837	179,933	689,307	669,498
Operating income	85,025	81,971	303,516	295,258
Other expense, net	176	(1,143)	(3,020)	(2,976)
Interest expense, net	(15,427)	(15,713)	(62,505)	(62,681)
Income before income taxes	69,774	65,115	237,991	229,601
Income taxes	(11,443)	(13,953)	(41,579)	(42,852)
Net income	$58,331	$51,162	$196,412	$186,749

Earnings per share
Basic	$1.09	$0.97	$3.70	$3.53
Diluted	$1.09	$0.96	$3.68	$3.51

Average shares (thousands)
Basic	53,283	52,934	53,133	52,895
Diluted	53,539	53,274	53,370	53,240
Dividends declared per share of stock	$0.54	$0.50	$2.16	$2.00

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ONE Gas Announces 2020 Financial Results; Addresses February Winter Weather Event; and
Affirms 2021 Financial Guidance
February 25, 2021

APPENDIX

ONE Gas, Inc.
CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
(Unaudited)	2020	2019
Assets	(Thousands of dollars)
Property, plant and equipment
Property, plant and equipment	$6,838,603	$6,433,119
Accumulated depreciation and amortization	1,971,546	1,867,893
Net property, plant and equipment	4,867,057	4,565,226
Current assets
Cash and cash equivalents	7,993	17,853
Accounts receivable, net	292,985	250,012
Materials and supplies	52,766	55,732
Natural gas in storage	93,946	104,259
Regulatory assets	56,773	47,440
Other current assets	35,406	30,906
Total current assets	539,869	506,202
Goodwill and other assets
Regulatory assets	366,956	391,036
Goodwill	157,953	157,953
Other assets	96,877	87,883
Total goodwill and other assets	621,786	636,872
Total assets	$6,028,712	$5,708,300

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ONE Gas Announces 2020 Financial Results; Addresses February Winter Weather Event; and
Affirms 2021 Financial Guidance
February 25, 2021

APPENDIX

ONE Gas, Inc.
CONSOLIDATED BALANCE SHEETS
(Continued)
	December 31,	December 31,
(Unaudited)	2020	2019
Equity and Liabilities	(Thousands of dollars)
Equity and long-term debt
Common stock, $0.01 par value: authorized 250,000,000 shares; issued and outstanding 53,166,733 shares at December 31, 2020; issued and outstanding 52,771,749 shares at December 31, 2019	$532	$528
Paid-in capital	1,756,921	1,733,092
Retained earnings	483,635	402,509
Accumulated other comprehensive loss	(7,777)	(6,739)
Total equity	2,233,311	2,129,390
Long-term debt, excluding current maturities, and net of issuance costs of $13,159 and $10,936, respectively	1,582,428	1,286,064
Total equity and long-term debt	3,815,739	3,415,454
Current liabilities
Notes payable	418,225	516,500
Accounts payable	152,313	120,490
Accrued taxes other than income	63,800	47,956
Regulatory liabilities	15,761	45,201
Customer deposits	68,028	57,987
Other current liabilities	78,952	84,603
Total current liabilities	797,079	872,737
Deferred credits and other liabilities
Deferred income taxes	656,806	682,632
Regulatory liabilities	547,563	503,518
Employee benefit obligations	97,637	115,657
Other deferred credits	113,888	118,302
Total deferred credits and other liabilities	1,415,894	1,420,109
Commitments and contingencies
Total liabilities and equity	$6,028,712	$5,708,300

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ONE Gas Announces 2020 Financial Results; Addresses February Winter Weather Event; and
Affirms 2021 Financial Guidance
February 25, 2021

APPENDIX

ONE Gas, Inc.
CONSOLIDATED STATEMENTS OF CASH FLOWS
	Years Ended December 31,
(Unaudited)	2020	2019
	(Thousands of dollars)
Operating activities
Net income	$196,412	$186,749
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	194,881	180,395
Deferred income taxes	18,485	13,307
Share-based compensation expense	9,803	9,314
Provision for doubtful accounts	15,450	8,994
Changes in assets and liabilities:
Accounts receivable	(58,423)	30,415
Materials and supplies	2,966	(11,399)
Natural gas in storage	10,313	3,036
Asset removal costs	(40,833)	(47,784)
Accounts payable	28,376	(59,293)
Accrued taxes other than income	15,844	316
Customer deposits	10,041	(3,196)
Regulatory assets and liabilities - current	(38,773)	3,787
Regulatory assets and liabilities - non-current	23,648	24,416
Employee benefit obligation	(3,109)	(35,401)
Other assets and liabilities - current	(12,877)	7,173
Other assets and liabilities - non-current	(7,704)	(484)
Cash provided by operating activities	364,500	310,345
Investing activities
Capital expenditures	(471,345)	(417,322)
Other investing expenditures	(2,804)	(7,009)
Other investing receipts	3,777	1,399
Cash used in investing activities	(470,372)	(422,932)
Financing activities
Borrowings (repayment) on notes payable, net	(98,275)	217,000
Issuance of debt, net of discounts	298,428	—
Long-term debt financing costs	(2,885)	—
Issuance of common stock	19,383	5,116
Dividends paid	(114,372)	(105,424)
Tax withholdings related to net share settlements of stock compensation	(6,267)	(7,575)
Cash provided by (used in) financing activities	96,012	109,117
Change in cash and cash equivalents	(9,860)	(3,470)
Cash and cash equivalents at beginning of period	17,853	21,323
Cash and cash equivalents at end of period	$7,993	$17,853
Supplemental cash flow information:
Cash paid for interest, net of amounts capitalized	$60,126	$61,160
Cash paid (received) for income taxes, net	$30,361	$30,152

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ONE Gas Announces 2020 Financial Results; Addresses February Winter Weather Event; and
Affirms 2021 Financial Guidance
February 25, 2021

APPENDIX

ONE Gas, Inc.
INFORMATION AT A GLANCE
	Three Months Ended		Years Ended
	December 31,		December 31,
(Unaudited)	2020	2019	2020	2019
Financial (in millions)
Net margin	$275.9	$262.0	$992.9	$964.8
Operating costs	$138.9	$133.9	$494.5	$489.1
Depreciation and amortization	$52.0	$46.1	$194.9	$180.4
Operating income	$85.0	$82.0	$303.5	$295.3
Capital expenditures and asset removal costs	$134.3	$121.2	$512.2	$465.1

Net margin on natural gas sales	$237.9	$223.6	$851.8	$820.2
Transportation revenues	$31.3	$31.2	$114.1	$114.1
Other revenues	$6.7	$7.2	$27.0	$30.5

Volumes (Bcf)
Natural gas sales
Residential	42.9	41.8	122.0	128.7
Commercial and industrial	11.5	12.3	36.2	40.7
Other	0.8	0.9	2.4	2.7
Total sales volumes delivered	55.2	55.0	160.6	172.1
Transportation	58.6	59.4	224.5	224.3
Total volumes delivered	113.8	114.4	385.1	396.4

Average number of customers (in thousands)
Residential	2,049	2,018	2,044	2,019
Commercial and industrial	159	159	160	159
Other	3	3	3	3
Transportation	13	13	13	13
Total customers	2,224	2,193	2,220	2,194

Heating Degree Days
Actual degree days	3,665	4,078	9,241	10,490
Normal degree days	3,834	3,832	9,765	9,828
Percent colder (warmer) than normal weather	(4.4)%	6.4%	(5.4)%	6.7%

Statistics by State
Oklahoma
Average number of customers (in thousands)	897	885	895	884
Actual degree days	1,306	1,451	3,253	3,716
Normal degree days	1,296	1,296	3,264	3,264
Percent colder (warmer) than normal weather	0.8%	12.0%	(0.3)%	13.8%

Kansas
Average number of customers (in thousands)	644	636	645	640
Actual degree days	1,689	1,878	4,408	4,971
Normal degree days	1,821	1,821	4,722	4,791
Percent colder (warmer) than normal weather	(7.2)%	3.1%	(6.6)%	3.8%

Texas
Average number of customers (in thousands)	682	672	680	670
Actual degree days	670	749	1,580	1,803
Normal degree days	717	715	1,779	1,773
Percent colder (warmer) than normal weather	(6.6)%	4.8%	(11.2)%	1.7%

-more-

ONE Gas Announces 2020 Financial Results; Addresses February Winter Weather Event; and
Affirms 2021 Financial Guidance
February 25, 2021

APPENDIX

RECONCILIATION OF NON-GAAP FINANCIAL MEASURE

Reconciliation of total revenues to net margin (non-GAAP)

	Three Months Ended		Years Ended
	December 31,		December 31,
(Unaudited)	2020	2019	2020	2019
	(Thousands of dollars)
Total revenues	$484,173	$452,607	$1,530,268	$1,652,730
Cost of natural gas	208,311	190,703	537,445	687,974
Net margin	$275,862	$261,904	$992,823	$964,756

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